Exhibit 15.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-77004 and 333-116321) of Hydrogenics Corporation of our report dated March 27, 2012 relating to the financial statements which appear in this Form 20-F/A.

/s/PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
August 27, 2012